Exhibit 10.8(19)

                                                  AMENDMENT NO. 1

                                                      to the

             AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS' STOCK PLAN

                         of SIERRA HEALTH SERVICES, INC.

                      as amended and restated May 18, 1998


Pursuant to Section 9 of the 1995 Non-Employee Directors' Stock Plan (the "Plan") of Sierra Health Services, Inc. (the "Company"), as amended and restated May 18, 1998, the Board of Directors of the Company, at its meeting on November 6, 1999, authorized amending the Plan as follows:

         (1) Section 3 of the Plan is hereby amended by deleting the existing text and inserting in its stead the following:

                  Subject to adjustment as provided in Section 8, the total number of shares of Stock reserved and available for issuance or delivery under the Plan is 340,000. Of these, the 90,000 shares authorized for issuance under the Plan as amended and restated at May 18, 1998, may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant, and any shares delivered under the Plan in excess of that 90,000 shall be treasury shares or shares acquired in the market for the account of the Participant. For purposes of the Plan, shares that may be
                  purchased   upon   exercise  of  an  Option  or  delivered  in
                  settlement of Deferred Stock will not be considered to be available after such Option has been granted or Deferred Stock credited, except for purposes of issuance or delivery in connection with such Option or Deferred Stock; provided, however, that, if an Option expires for any reason without having been exercised in full, the shares subject to the unexercised portion of such Option will again be available for issuance or delivery under the Plan.

     (2) The effective date of this amendment shall be November 6 1999. Except as otherwise amended hereby, the terms of the Plan shall remain in full force and effect.